                                                                                                                                    Exhibit 99.1

FROM:	Ursula H. Moran (973) 617-5756	Louis Lipschitz (973) 617-5755
	Investor Relations	Chief Financial Officer

FOR:	Toys “R” Us, Inc.	Susan McLaughlin (973) 617-5900
	(NYSE: TOY)	Media Relations

FOR IMMEDIATE RELEASE

LOUIS LIPSCHITZ TO RETIRE AS TOYS “R” US CHIEF FINANCIAL OFFICER
IN MARCH 2004

WAYNE, NEW JERSEY, November 5, 2003- Toys “R” Us, Inc. today announced that its Chief Financial Officer and Executive Vice President, Louis Lipschitz, plans to retire in March 2004 after final results for the current fiscal year are reported.  Mr. Lipschitz, 58, has been with Toys “R” Us, Inc. since January 1986 and has been Chief Financial Officer since 1993.

John Eyler, Chairman and Chief Executive Officer, said, “Lou has made many significant contributions to the “R” Us organization over the past 17 years.  When Lou joined Toys “R” Us the Company had fewer than 300 stores and annual revenues of less than $2 billion.  Lou and the strong team he has built played a vital role in the growth of Toys “R” Us to more than $11 billion in annual revenues and more than 1600 stores worldwide.  Throughout this time Lou has ensured that Toys “R” Us has a healthy balance sheet, financial flexibility, excellent controls and the financial resources necessary to support our business objectives.  Over the last three years the Finance team, under Lou’s leadership, has led the way in our Company’s implementation of a shared services organization model.  In addition, the Finance team recently completed ourthree-year plan to term out debt, pre-fund the company’s 2004 maturities, and reduce our dependence on the more volatile short-term debt markets.  The financial foundation of Toys “R” Us is exceptionally solid, thanks in large part to the efforts of Lou and his team.  I know that the Toys “R” Us family joins me in wishing him well.”

Mr. Lipschitz commented,  “I feel fortunate to have been part of seventeen years of growth and change at Toys “R” Us.  Many of the Company’s long-term strategic initiatives are now coming to fruition. Our strong financial condition combined with our merchandising strategies give me confidence that the company will continue to move forward in a positive direction.”

Mr. Lipschitz added, “ I look forward to being able to spend more quality time with my family, to devote more time to charitable work, and perhaps assume additional board responsibilities.”

Mr. Eyler concluded, “Consistent with his dedication to the Company, Lou has given us ample time to ensure an orderly transition in the Toys “R” Us Finance group. We have retained an executive search firm to find a new CFO.  The search will include both internal and external candidates and is expected to be completed in early 2004.”

Toys “R” Us, one of the world’s leading retailers of toys, children’s apparel and baby products, currently sells merchandise through 1,623 stores worldwide: 681 toy stores in the United States; 567 international toy stores, including licensed and franchise stores; 189 Babies “R” Us stores, 146 Kids “R” Us children’s clothing stores, 36 Imaginarium stores, and 4 Geoffrey stores, and through its Internet sites at www.toysrus.com, www.babiesrus.com, www.imaginarium.com and  www.sportsrus.com.

This press releasecontains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby.  All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements.  We generally identify these statements by words or phrases such as "anticipate," "estimate," "plan," "expect," "believe," "intend," “will," "may," and similar words or phrases.  These statements discuss, among other things, our strategy, store openings and renovations, future financial or operational performance, anticipated cost savings, results of restructurings, anticipated domestic or international developments, and other goals, targets and future occurrences and trends.  These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry, seasonality of our business, changes in consumer preferences and consumer spending patterns, general economic conditions in the United States and other countries in which we conduct our business, our ability to implement our strategy, availability of adequate financing, our dependence on key vendors of our merchandise, international events affecting the delivery of toys and other products to our stores, economic, political and other developments associated with our international operations, and risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release).  We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements.  Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments.  Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

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